Exhibit 10.4

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED

DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND

DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN, made as of May 5, 2008 (this “First Amendment”), is made and adopted by Digital Realty Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 8.10(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b) Each Initial Director Award shall be vested in full as of the date of grant. Subsequent Director Awards shall vest as follows:

(i) Each Subsequent Director Award granted prior to the fourth annual meeting of the Company’s stockholders after the Public Trading Date (the “Fourth Annual Meeting”) shall, subject to the Independent Director’s continued directorship, vest with respect to 20% of the Profits Interest Units subject thereto on the first anniversary of the date of grant and with respect to an additional 1/60th of the Profits Interest Units subject thereto on each monthly anniversary thereafter; and

(ii) Each Subsequent Director Award granted on or after the Fourth Annual Meeting shall, subject to the Independent Director’s continued directorship, vest with respect to 20% of the Profits Interest Units subject thereto on each of the first and second anniversaries of the date of grant and with respect to 30% of the Profits Interest Units subject thereto on each of the third and fourth anniversaries of the date of grant.

Consistent with the foregoing, the terms and conditions of the Profits Interest Units (including, without limitation, transfer restrictions with respect thereto) shall be set forth in an Award Agreement to be entered into by the Company and each Independent Director which shall evidence the grant of the Profits Interest Units.”

2. Section 10.3 of the Plan is hereby amended and restated in its entirety as follows:

“10.3 Limits on Transfer.

(a) Except as otherwise provided in Section 10.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, (a “DRO”), unless and until such Award has been exercised, or the shares or units underlying such Award have been issued, and all restrictions applicable to such shares or units have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) above; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO; and after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), unless otherwise determined by the Committee, Awards other than Incentive Stock Options may be transferred to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer; provided, however, that any Award of Profits Interest Units shall be subject to the restrictions on transfer as set forth in the Partnership Agreement (including Article 11 thereof). For purposes of this Section 10.3(b), “Permitted Transferee” shall mean, with respect to any Participant, any “family member” of the Participant within the meaning of the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended (a “Family Member”), or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. Unless otherwise determined by the Committee, Incentive Stock Options may be transferred to a trust that constitutes a Family Member if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.”

3. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Digital Realty Trust, Inc. on May 5, 2008.

Executed on this 7th day of May, 2008.

/s/ Joshua A. Mills
Assistant Secretary

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